Exhibit 6.3

FINTECH PURCHASE AGREEMENT

THIS FINTECH PURCHASE AGREEMENT (hereafter “Agreement”) is made by and between WORTHY FINANCIAL, INC., a Delaware corporation (“Seller”), and WORTHY WEALTH, INC., a Georgia corporation (“Buyer”), effective as of March 31, 2026 (“Effective Date”). Seller and Buyer are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Seller is the owner of that certain software and incorporated data (in all iterations from the first date of creation thereof to the present) known as the “Worthy Platform,” as well as the artwork incorporated therein and all supporting documentation therefor (hereafter the foregoing software, in all iterations from the first date of creation thereof to the present, as well as all artwork and supporting document associated therewith, are collectively referred to as the “Assigned Works”).

WHEREAS, Buyer has agreed to acquire the Assigned Works and Seller is desirous of selling to Buyer, all of Seller’s right, title, and interest in and to the Assigned Works.

NOW, THEREFORE, for and in consideration of the sums set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller hereby assigns, sells, and sets over to Buyer, its successors and assigns, Seller’s entire right, title and interest in and to the copyright in the Assigned Works and any registrations and copyright applications relating thereto and any renewals and extensions thereof, and in and to all works based upon, derived from, or incorporating the Assigned Works, in whatever form or medium, and in and to all income, royalties, damages, claims and payments now or hereafter due or payable with respect thereto, and in and to all causes of action, either in law or in equity for past, present, or future infringement based on the copyright herein assigned, and in and to all rights corresponding to the foregoing throughout the world.

In consideration for the assignment by Seller to Buyer of the Assigned Works, the Buyer shall pay to Seller, on or before December 31, 2026, the sum of $1,000,000 in immediately available funds and shall issue to the Seller $1,000,000 of restricted common stock of the Buyer valued at the sale price in Buyer’s then current (or, if not current, most recent) private placement (the “Purchase Price”). In the event the Buyer fails to pay the Purchase Price in full by the foregoing date, the Assigned Works shall be assigned back to the Seller on the following day.

Seller hereby represents and warrants that it has the authority to make the assignment herein set forth; that it owns all right, title and interest in and to the Assigned Works that is herein assigned; and that it has not heretofore conveyed to any third party all or any portion of the rights herein assigned, sold and set over to Buyer.

Seller hereby agrees to execute any and all documents and to perform such other acts, at Buyer’s expense, as Buyer may reasonably deem necessary to secure for Buyer or its designees the rights herein assigned.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail, or other means of electronic transmission (to which a PDF copy is attached) shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. Each Party agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement. This Agreement supersedes any prior agreements, understandings, communications, discussions, or negotiations between the Parties regarding the subject matter of this Agreement.

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THIS AGREEMENT is and shall be interpreted according to the federal laws of the United States of America and the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

WORTHY FINANCIAL, INC.

Signature: ______________________________

Name: _________________________________

Title: __________________________________

WORTHY WEALTH, INC.

Signature: _______________________________

Name: __________________________________

Title: ___________________________________

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